As filed with the Securities and Exchange Commission on December 17, 2010

Registration No. 333-161267

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
Registration Statement on Form S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

The Dress Barn, Inc.
(Exact name of registrant as specified in its charter)

Connecticut	06-0812960
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

30 Dunnigan Drive
Suffern, New York 10901
(845) 369-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Jaffe
President and Chief Executive Officer
The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, New York 10901
(845) 369-4500
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:
Steven L. Kirshenbaum, Esq.
Julie M. Allen, Esq.
Proskauer Rose LLP
1585 Broadway
New York, New York 10036
(212) 969-3000

          Approximate date of commencement of proposed sale of the securities to the public: Not applicable.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

          This Post-Effective Amendment relates to Registration Statement No. 333-161267 on Form S-4 (the “Registration Statement”) registering 11,837,891 shares (the “Shares”) of The Dress Barn, Inc. (the “Company”) common stock, par value $0.05 per share, issuable to the stockholders of Tween Brands, Inc. (“Tween”) in exchange for the shares of Tween common stock, par value $0.01 per share, held by them on October 26, 2009, the record date for the special meeting of stockholders, and is being filed to terminate the Registration Statement and deregister the remaining Shares, if any, that were not issued in connection with the merger described in the Registration Statement, which was consummated on November 25, 2009.

          The Company is terminating the Registration Statement and deregistering the remaining Shares registered but unsold under the Registration Statement, if any, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suffern, State of New York, on December 17, 2010.

THE DRESS BARN, INC.

By:	/s/ David R. Jaffe

Name: David R. Jaffe
Title: President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the date indicated.

Name	Title	Date

/s/ Elliot S. Jaffe
	Chairman of the Board	December 17, 2010
Elliot S. Jaffe

/s/ David R. Jaffe
	Director, President and Chief Executive Officer	December 17, 2010
David R. Jaffe	(Principal Executive Officer)

/s/ Armand Correia
	Chief Financial Officer (Principal Financial Officer	December 17, 2010
Armand Correia	and Principal Accounting Officer)

/s/ Klaus Eppler
December 17, 2010
Klaus Eppler	Director

/s/ Randy L. Pearce
December 17, 2010
Randy L. Pearce	Director

/s/ John Usdan
December 17, 2010
John Usdan	Director

/s/ Kate Buggeln
December 17, 2010
Kate Buggeln	Director

/s/ Michael W. Rayden
December 17, 2010
Michael W. Rayden	Director